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                                                                   EXHIBIT 23.4

                          CONSENT OF LEHMAN BROTHERS

   We hereby consent to the use of our opinion letter dated June 25, 2002 to the Special Committee of the Board of Directors of Encompass Services Corporation (the "Company") attached as Appendix A to the Company's Prospectus included in its Registration Statement on Form S-3 (the "Prospectus") and to the references to our firm in the Prospectus under the headings Table of Contents, Questions and Answers About the Rights Offering, Use of Proceeds, The Rights Offering, Securities Purchase Agreement, Exhibits, and Exhibit A. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By: /s/ George Mack
                                            ------------------------------------

New York, New York

September 12, 2002


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